THE BEAR STEARNS COMPANIES INC.
                                IncomeNotes(SM)
          With Maturities of Nine Months or More from Date of Issue

Registration No. 333-121744
Filed Pursuant to Rule 424(b)(3)
Pricing Supplement No. 11
(To Prospectus dated February 2, 2005,
and Prospectus Supplement dated February 2, 2005)
Trade Date: April 18, 2005
Issue Date: April 21, 2005
The date of this Pricing Supplement is April 18, 2005

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                                                                                                              Interest
   CUSIP#                                         Maturity   Price to   Discounts &                            Payment
                        Interest Rate               Date       Public   Commissions  Reallowance    Dealer    Frequency
-------------------------------------------------------------------------------------------------------------------------
  07387EHK6   4.75% from and including           4/15/2025    100.00%      2.20%       0.350%      98.25%    Quarterly
              4/21/05, to but excluding
              4/15/09.
              6.375% from and including
              4/15/09, to but excluding
              4/15/25.
-------------------------------------------------------------------------------------------------------------------------
  07387EHL4                5.650%                4/15/2030    100.00%      2.50%        0.350%      98.00%      Semi
-------------------------------------------------------------------------------------------------------------------------


                                         Subject to Redemption
--------------------------------------------------------------------------------------------------------------------------
                   First
First Interest    Interest                                                                    Aggregate
 Payment Date      Payment    Survivor's                                                      Principal
                   Amount       Option   Yes/No         Date and Terms of Redemption            Amount      Net Proceeds
--------------------------------------------------------------------------------------------------------------------------
   7/15/2005       $11.08        Yes       Yes   Commencing on 4/15/2009 and on the 15th of   $  943,000     $  922,254
                                                 each month thereafter until Maturity, the
                                                 Notes may be called in whole at par at the
                                                 option of the Company on ten calendar days
                                                 notice.
--------------------------------------------------------------------------------------------------------------------------
  10/15/2005       $27.31        Yes       Yes   Commencing on 4/15/2010 and on the 15th of   $1,094.000     $1,066,650
                                                 each month thereafter until Maturity, the
                                                 Notes may be called in whole at par at the
                                                 option of the Company on ten calendar days
                                                 notice.
--------------------------------------------------------------------------------------------------------------------------

                                     ***
The distribution of IncomeNotes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.